EXHIBIT e
                                    FORM OF
                           PLACEMENT AGENCY AGREEMENT

     THIS AGREEMENT, dated as of May 31, 2002, by and between Institutional Portfolio (the "Trust"), a trust organized under the laws of the Commonwealth of Massachusetts, and Salomon Smith Barney, Inc., a New York corporation ("Placement Agent").

     WHEREAS, the Trust engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Trust's shares of beneficial interest ("Trust Interests") are divided into separate series;

     WHEREAS, the Trust wishes to retain the services of a placement agent for the Trust Interests of each of its series listed on Exhibit A hereto (each a "Portfolio," and collectively the "Portfolios"), as Exhibit A is in effect from time to time;

     WHEREAS, Placement Agent has agreed to act as Placement Agent of the Trust Interests indicated on Exhibit A from and after the date specified therein;

     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1. Appointment of Placement Agent.

     (a) The Trust hereby appoints Placement Agent as its placement agent for the Trust Interests of the Portfolios, and Placement Agent hereby accepts such appointment. Placement Agent agrees that it shall perform its activities as placement agent in accordance with all applicable laws, rules and regulations. In acting as placement agent under this Agreement, Placement Agent shall not make any offer or sale of Trust Interests in a manner that would require the Trust Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act").

     (b) Placement Agent shall perform such specified activities and conduct all of its activities as Placement Agent of Trust Interests, including any activities described herein, as set forth in the Operating Policies and Procedures (the "Operating Procedures") of the Trust (in such form as may be approved from time to time by the Trust's Board of Trustees). To the extent that any provision of this Agreement shall conflict with any provision of the

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Operating Procedures, the applicable provision of the Operating Procedures shall be deemed to govern.

     (c) Placement Agent is not authorized by the Trust to give any information or make any representations regarding Trust Interests, except such information or representations as are contained in the then-current registration statement of the Trust for the applicable Portfolio filed with the Securities and Exchange Commission (the "Registration Statement").

     (d) No Trust Interests shall be offered by either Placement Agent or the Trust under this Agreement, and no orders for the purchase or sale of such Trust Interests hereunder shall be accepted by the Trust, if and so long as the effectiveness of the Trust's Registration Statement as to such Trust Interests or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph (d) shall in any way restrict the Trust's obligation to redeem Trust Interests from any investor in accordance with the provisions of the Registration Statement or the Trust's Declaration of Trust, as amended from time to time.

     (e) Nothing herein shall be construed to require the Trust to accept any offer to purchase any Trust Interests, all of which shall be subject to approval by the Trust's Board of Trustees.

     2. Furnishing of Information.

     (a) The Trust shall furnish to Placement Agent copies of any information, financial statements and other documents that Placement Agent may reasonably request for use in connection with the sale of Trust Interests under this Agreement. The Trust shall also furnish Placement Agent upon request with (i) unaudited semi-annual statements of the Trust's books and accounts prepared by the Trust, and (ii) from time to time such additional information regarding the Trust's financial or regulatory condition as Placement Agent may reasonably request.

     (b) The Trust agrees to advise Placement Agent immediately in writing:

          (i) of any request by the Securities and Exchange Commission (the "Commission") for amendments to any registration statement or for additional information;
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          (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of any such registration statement or the initiation of any proceeding for that purpose;

          (iii) of the happening of any event which makes untrue any statement of a material fact made in any such registration statement or which requires the making of a change in such registration statement in order to make the statements therein not misleading; and

          (iv) of all actions of the Commission with respect to any amendments to any such registration statement or which may from time to time be filed with the Commission.

For purposes of this Section 2(b), informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

     3. Expenses.

     (a) The Trust will pay or cause to be paid the following expenses: organization costs of the Trust and each Portfolio, as applicable; compensation of Trustees who are not "affiliated persons" of Placement Agent; governmental fees; interest charges; loan commitment fees; taxes; membership dues in industry associations allocable to the Trust; fees and expenses of independent auditors, legal counsel and any transfer agent, investor servicing agent, registrar or dividend disbursing agent of the Trust; expenses of issuing and redeeming Trust Interests; expenses of preparing, typesetting, printing and mailing registration statements, investor reports, notices, proxy statements and reports to governmental officers and commissions; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating net asset value (including but not limited to the fees of independent pricing services); expenses of meetings of investors; expenses relating to the registration of Trust Interests; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust may be a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

     (b) Except as otherwise provided in this Agreement, Placement Agent will pay or cause to be paid all expenses incurred by Placement Agent in connection

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with the sale of Trust Interests as contemplated by this Agreement.

     4. Indemnification by the Trust. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Placement Agent, the Trust agrees to indemnify Placement Agent, its officers and directors, and any person that controls Placement Agent within the meaning of the 1933 Act against any and all claims, demands, liabilities and expenses that any such indemnified party may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the registration statement for the Trust or any Portfolio, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Placement Agent. Nothing herein contained shall require the Trust to take any action contrary to any provision of its Declaration of Trust or any applicable statute or regulation.

     5. Indemnification by Placement Agent. Placement Agent agrees to indemnify the Trust, its officers and Trustees and any person that controls the Trust within the meaning of the 1933 Act against any and all claims, demands, liabilities and expenses that any such indemnified party may incur under the 1933 Act, or common law or otherwise, arising out of or based upon (i) any alleged untrue statement of a material fact contained in the registration statement for the Trust or any Portfolio, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Placement Agent; and (ii) any act or deed of Placement Agent or its employees or agents that has not been authorized by the Trust in any Registration Statement or by this Agreement.

     6. Term and Termination.

     (a) This Agreement shall become effective with respect to the Trust Interests of each Portfolio on the date indicated on Exhibit A attached hereto opposite the applicable Portfolio. Exhibit A may be amended from time to time to add additional series of the Trust as agreed by the Trust and Placement Agent. This Agreement shall continue with respect to each Portfolio for successive annual periods after its effectiveness so long as each such continuance is specifically approved by votes of a majority of both the Trustees of the Trust and the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party

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and who have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     (b) This Agreement is terminable as to the Trust as a whole or any Portfolio, without penalty, on not more than 60 days' nor less than 30 days' notice to Placement Agent by the Trustees of the Trust, by vote of the holders of a majority of the Trust Interests of the Trust or applicable Portfolio, as the case may be, or on not less than 90 days' notice to the Trust by Placement Agent.

     (c) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

     7. Limitation of Liability. Each party acknowledges and agrees that all obligations of the Trust on behalf of a particular Portfolio under this Agreement are binding only on that Portfolio; that any liability of the Trust on behalf of a particular Portfolio under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of that Portfolio; and that no other series of the Trust shall be liable with respect thereto.

     The obligations of the Trust hereunder shall not be binding upon any of the Trustees, officers or investors of the Trust personally, but shall bind only the assets and property of the Trust. Any reference to the Trust hereunder means and refers to the Trustees from time to time serving under the Declaration of Trust of the Trust. The execution and delivery of this Agreement has been authorized by the Trustees, and this Agreement has been signed on behalf of the Trust by an authorized officer of the Trust, acting as such and not individually, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and the provisions of the 1940 Act.
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     IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                  INSTITUTIONAL PORTFOLIO
                                  on behalf of its series listed on
                                  Exhibit A attached hereto


                                  By:
                                     ----------------------------------


                                  SALOMON SMITH BARNEY, INC.


                                  By:
                                     ----------------------------------



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                                                                      Exhibit A


Portfolios                                  Effective Date

Institutional Reserves Portfolio            June 1, 2002
Institutional Enhanced Portfolio            June 1, 2002